UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Retractable Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Texas	75-2599762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

511 Lobo Lane
Little Elm, Texas	75068-0009
(Address of Principal Executive Offices)	(Zip Code)

Retractable Technologies, Inc. 1999 Stock Option Plan (the “99 Plan”)

(Full title of the plan)

Douglas W. Cowan

Vice President and Chief Financial Officer

511 Lobo Lane

Little Elm, Texas 75068-009

(Name and address of agent for service)

(972) 294-1010

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY STATEMENT

Deregistration of Securities

On December 2, 2008, Retractable Technologies, Inc. (the “Company”) filed Post-Effective Amendment No. 1 to Form S-8 Registration Statement to withdraw and remove from registration the unissued and unsold securities under certain plans previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on December 1, 2005 (File No. 333-130041) (the “Registration Statement”).  However, such Post-Effective Amendment No. 1 did not affect any of the shares registered under the 99 Plan.  This Post-Effective Amendment No. 2 is being filed to deregister all unsold securities which were registered for sale under the 99 Plan.  Following the effectiveness of this Post-Effective Amendment No. 2, no unsold securities will remain registered for sale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Elm, State of Texas, on March 14, 2014.

RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

BY:	/s/ Thomas J. Shaw
Thomas J. Shaw
Chairman, President, and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.